Exhibit 23.2
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                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the post-effective amendment no. 3 to the registration statement (No. 33-34499) on Form S-3 of EMC Insurance Group Inc. of our report dated February 24, 2000 relating to the consolidated balance sheets of EMC Insurance Group Inc. and Subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows and related financial statement schedules for each of the years in the three-year period ended December 31, 1999, which appear in the December 31, 1999 Annual Report on Form 10-K of EMC Insurance Group Inc.

     We consent to the reference to our firm under the caption "Experts" in the Prospectus.

                                       By /s/ KPMG LLP
                                          ---------------------------
                                          KPMG LLP


Des Moines, Iowa
September 15, 2000